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                                                                   EXHIBIT 10.22


                     THE GOLF CHANNEL-Registered Trademark-

                              ADVERTISING AGREEMENT


This Advertising Agreement is made this 13th day of November, 1996 by and between TEARDROP GOLF, and THE GOLF CHANNEL, INC.-Registered Trademark- a Delaware corporation ("TGC").



SECTION 1.     SPONSORSHIP ADS.    Sponsorship includes:

-    GOLF CENTRAL
        -        416 :30 units per year in 1997 and 1998

-    TGC ACADEMY
        - 416 :30 units per year in 1997 and 1998 in Dave Pelz programming
        - Sponsorship audio and video billboard in all Dave Pelz programming

-    NIKE Tour Coverage

        -        192 :30 units per year in 1997 and 1998
        - Sponsorship audio and video billboard in all NIKE Coverage (8 events)

-    Bonus Units

        - 200 :30 Bonus units per year in 1997 and 1998, Ten (10) units will run in twenty TGC Tournaments as selected by Teardrop providing inventory is available. If inventory is not available in tournament coverage TGC and Teardrop will mutually select alternative programming

-    Additional Marketing Elements

        - Exclusive Sponsorship of "Putts of the Week", a 1-2 minute feature highlighting 5-10 putts, to air a minimum of 416 times per year in 1997 and 1998 with audio and video billboards billboards
        -        Promotional signage and tent usage at 3 NIKE events in 1997 and
                 1998
        -        200 daily tickets to 3 NIKE events in 1997 and 1998
        -        3 months of United Airlines in flight in 1997 and 1998
        -        1 Satellite Dish
                 2 Caribbean Golf Trips in 1997

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-    Flighting of Sponsorship Ads and Billboards is further detailed in 1997 and
     1998 Partnership Marketing plans which are hereby included in this agreement in its' entirety
- Infomercials may be purchased on a quarterly basis. Pricing to be negotiated based on rate card in use for each quarter no earlier than 6 months in advance.


SECTION II. TERM OF AGREEMENT. TEARDROP GOLF agrees to a term beginning January 1, 1997 and ending December 31, 1998. TEARDROP GOLF retains the right to extend the agreement through 1999. THE GOLF CHANNEL will produce a similar package based on a gross investment of $734,117.64 ($624,000.00 net to Teardrop) for 1999 with an average unit rate not to exceed $750 net per :30 unit.
TEARDROP also retains the right to exclusively sponsor the "Putts of the Week" feature through 1999. Each option to be exercised no later than August 1, 1998.


SECTION III. PAYMENT SCHEDULE. TEARDROP GOLF agrees to pay to TGC in consideration of the performance by TGC of its obligations hereunder, the gross sum of $904,705.88 ($769,000.00 net to Teardrop) beginning January 1, 1997 based on the following schedule:

Monthly Installments                    Amount
--------------------                    ------

1/1 - 11/1, 1997                        $31,312.94  ($26,616.00 net to Teardrop)
12/1/97                                 $31,322.35  ($26,624.00 net to Teardrop)
1/1 - 11/1, 1998                        $44,077.64  ($37,466.00 net to Teardrop)
12/1, 1998                              $44,087.06  ($37,466.00 net to Teardrop)


SECTION IV. GUARANTEES. TGC will guarantee 10 million subscribers by July 1, 1997. If TGC fails to reach the above number, TGC will provide bonus units to air "run of schedule" over the six (6) month period beginning July 1, 1997. The number of bonus units shall equal (612) times the percentage subscriber shortfall measured on July 1, 1997. TGC guarantees 18 million homes by July 1, 1998.


SECTION V. OWNERSHIP ADS. All Ads shall constitute the property of TEARDROP GOLF. TEARDROP GOLF shall own the copyrights in and to the Ads, and any and all trademarks or design patents or displays obtained on TEARDROP GOLF'S products, labels or packages and the like belong solely to TEARDROP GOLF. TEARDROP GOLF warrants that it possesses all copyrights, music synchronization and other intellectual property rights, trademarks, service marks, licenses, contents of third parties and all other necessary rights with respect to the Ads so that TGC may telecast the Ads without infringing upon

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the legal rights of any third party.  TEARDROP GOLF further represents and warrants that the Ads delivered to TGC will not infringe upon any common law or statutory copyright, right of privacy or any other right of any third party, and that no Ad shall contain any matter this is libelous, scandalous or otherwise objectionable.


SECTION VI. PROGRAMMING CONTROL. TGC retains the exclusive right to the content of all programming telecast by TGC including the right to change program format and title. TGC will, however, regardless of programming changes, telecast the number of Ads during each year of the Term and honor the obligations as set forth in SECTION 1 hereof in connection with substitute programming mutually determined by TGC and TEARDROP GOLF to be comparable to the programming referenced in SECTION 1.


SECTION VII:   CONFIRMATION OF CONTRACT.


               TEARDROP GOLF

               /s/ R. Slucker
               ---------------------------------
                                        Subject to our successful
                                        completion of our I.P.O.    11/14/96
               By: Rudy Slucker
               Its President
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               TGC


               /s/ Christopher Murvin
               ----------------------------------
               By: Christopher Murvin
               Its Sr. Vice President
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